==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                      DATE OF REPORT:  FEBRUARY 23, 1995
                      (Date of earliest event reported)



                        ALC COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


DELAWARE                    COMMISSION FILE NO. 1-10831              38-2643582
(State of incorporation)                                 (IRS Employer I.D. No.)


                       30300 TELEGRAPH ROAD, SUITE 350
                           BINGHAM FARMS, MI 48025
                   (Address of principal executive offices)



                                (810) 647-6920
             (Registrant's telephone number, including area code)


===============================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        Delaware Acquisition Corporation, a wholly owned subsidiary of the Company, has completed its cash tender offer for all outstanding shares of common stock, $.01 par value, of ConferTech International, Inc., a Colorado corporation (the "Common Stock"), at a price of $8.00 per share. The tender offer expired at 12:00, Midnight, New York City time, on Wednesday, February 22, 1995. The shares tendered constitute approximately 97% of ConferTech's issued and outstanding shares of Common Stock. The remaining shares of Common Stock will be acquired by the Company in a subsequent second-step merger transaction expected to occur on or about March 15, 1995.

        The total funds required to purchase the shares of Common Stock tendered in the offer were approximately $59.3 million. The Company obtained such funds from a loan from its affiliate, Allnet Communication Services, Inc. ("Allnet"). Allnet obtained such funds from its working capital and existing credit facility.

        ConferTech International, Inc. designs, develops and markets advanced equipment and services for the audio teleconferencing market.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Financial Statements of Businesses Acquired

         The audited consolidated balance sheets of ConferTech International, Inc. as of December 31, 1994 and 1993, and the related audited consolidated statements of income, shareowners' equity and cash flows for each of the three years in the period ended December 31, 1994, are filed herewith. See "Index to Consolidated Financial Statements."

    (b)  Pro Forma Financial Information

         It was impracticable to provide pro forma financial information required pursuant to Article 11 of Regulation S-X relative to an acquired business in this Form 8-K filing. The required pro-forma financial information will be filed with the Commission by May 1, 1995.

    (c)  Exhibits

         (2) Agreement and Plan of Merger, dated as of January 18, 1995, is incorporated by reference to Exhibit (c)(1) to the Company's
               Schedule 14D-1 filed with the Commission on January 24, 1995.

         (99) Press release announcing the completion of the Company's tender offer for ConferTech International, Inc.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ALC COMMUNICATIONS CORPORATION


Dated:  March 8, 1995             By:  /s/ JOHN M. ZRNO

                                  Its: President and Chief Executive Officer

                CONFERTECH INTERNATIONAL, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                        Page
                                                                        ----
Independent Auditors' Report                                              5

Consolidated Income Statements for the years ended
  December 31, 1994, 1993 and 1992                                        6

Consolidated Balance Sheets as of December 31, 1994 and 1993              7

Consolidated Statements of Shareowners' Equity for the
  years ended December 31, 1994, 1993 and 1992                            8

Consolidated Statements of Cash Flows for the years
  ended December 31, 1994, 1993 and 1992                                  9

Notes to Consolidated Financial Statements for the years
  ended December 31, 1994, 1993 and 1992                                 10

INDEPENDENT AUDITORS' REPORT

ConferTech International, Inc.:

      We have audited the accompanying consolidated balance sheets of ConferTech International, Inc. and its subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareowners' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ConferTech International, Inc. and its subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Denver, Colorado
February 10, 1995

CONFERTECH INTERNATIONAL, INC.
CONSOLIDATED INCOME STATEMENTS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                            1994                   1993                      1992
                                                            ----                   ----                      ----
REVENUE:
Conferencing services                                   $  30,521               $ 24,118                 $  17,578
Equipment sales                                            13,461                 11,657                     7,681
                                                        ---------               --------                 ---------
Total revenue                                              43,982                 35,775                    25,259
                                                        ---------               --------                 ---------

COSTS AND EXPENSES:
Cost of conferencing services                              16,188                 13,110                     9,163
Cost of equipment sales                                     7,611                  5,445                     3,774
Marketing, general and administrative                      14,868                 11,984                     8,643
Research and development                                    2,610                  1,602                     1,303
                                                        ---------               --------                 ---------
Total costs and expenses                                   41,277                 32,141                    22,883
                                                        ---------               --------                 ---------

OPERATING INCOME                                            2,705                  3,634                     2,376
                                                        ---------               --------                 ---------

OTHER INCOME (EXPENSE):
Interest income                                               215                    223                       434
Interest expense                                              (32)                   (25)                     (202)
                                                        ---------               --------                 ---------
Total other income                                            183                    198                       232
                                                        ---------               --------                 ---------

INCOME BEFORE INCOME TAXES                                  2,888                  3,832                     2,608
PROVISION FOR INCOME TAXES                                  1,253                  1,484                     1,043
                                                        ---------               --------                 ---------

NET INCOME                                              $   1,635               $  2,348                 $   1,565
                                                        =========               ========                 =========

EARNINGS PER COMMON AND
    COMMON EQUIVALENT SHARE:
      Primary                                           $    0.21               $    .30                 $     .26
                                                        =========               ========                 =========
      Fully Diluted                                           -                      -                         .21
                                                        =========               ========                 =========

WEIGHTED AVERAGE NUMBER OF COMMON
    AND COMMON EQUIVALENT
    SHARES OUTSTANDING:
      Primary                                               7,972                  7,961                     6,103
                                                        =========               ========                 =========
      Fully Diluted                                           -                      -                       7,848
                                                        =========               ========                 =========


The accompanying notes are an integral part of the Consolidated Financial Statements.

CONFERTECH INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1994 AND 1993
(AMOUNTS IN THOUSANDS)

ASSETS                                                                             1994                      1993
                                                                                   ----                      ----
CURRENT ASSETS:
Cash and cash equivalents                                                       $  3,047                 $   2,125
Receivables (net of allowance for doubtful accounts:
    1994, $210; 1993, $182)
    Trade accounts                                                                 8,509                     7,458
    Long-term contract                                                               744                     1,030
Inventories                                                                        2,994                     3,130
Prepaids and other                                                                 1,205                       876
                                                                                --------                 ---------
Total current assets                                                              16,499                    14,619
                                                                                --------                 ---------

PROPERTY - AT COST                                                                21,332                    16,952
Less accumulated depreciation and amortization                                     8,871                     5,868
                                                                                --------                 ---------
Net property                                                                      12,461                    11,084
                                                                                --------                 ---------

OTHER ASSETS                                                                         147                       466
                                                                                --------                 ---------
TOTAL                                                                           $ 29,107                 $  26,169
                                                                                ========                 =========

LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                $  2,621                 $   2,436
Accrued liabilities                                                                3,157                     2,769
Deferred income                                                                      520                       244
Other                                                                                 35                       113
                                                                                --------                 ---------
Total current liabilities                                                          6,333                     5,562
                                                                                --------                 ---------

LONG-TERM LIABILITIES:
Deferred income                                                                      214                       254
Deferred income tax liability                                                        949                       632
Other                                                                                                           33
                                                                                --------                 ---------
Total long-term liabilities                                                        1,163                       919
                                                                                --------                 ---------

SHAREOWNERS' EQUITY:
Preferred stock, $1.00 par value; 5,000 shares authorized;
    no shares issued and outstanding
Common stock, $0.01 par value; 20,000 shares authorized;
    shares issued and outstanding: 1994, 7,591; 1993, 7,430                           76                        74
Additional paid-in capital                                                        15,719                    15,329
Retained earnings                                                                  6,048                     4,413
Translation adjustment                                                              (232)                     (128)
                                                                                --------                 ---------
Shareowners' equity                                                               21,611                    19,688
                                                                                --------                 ---------
TOTAL                                                                           $ 29,107                 $  26,169
                                                                                ========                 =========

The accompanying notes are an integral part of the Consolidated Financial Statements.

CONFERTECH INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF SHAREOWNERS' EQUITY
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)



                                              Common Stock        Additional
                                              ------------         Paid-in         Retained     Translation    Shareowners'
                                         Shares     Par Value      Capital          Earnings     Adjustment       Equity
                                         ------     ---------      -------          --------     ----------       ------
BALANCE, DECEMBER 31, 1991               5,299        $   53        $12,427         $   500        $    3        $12,983
Shares issued upon conversion
    of convertible debentures              169             2            167                                          169
Shares issued upon exercise of
    stock options                           20                           39                                           39
Shares issued through employee
    stock purchase plan                     45                          181                                          181
Translation adjustment                                                                                (72)           (72)
Net income                                                                            1,565                        1,565
                                         -----        ------       --------         -------        ------        -------

BALANCE, DECEMBER 31, 1992               5,533            55         12,814           2,065           (69)        14,865
Shares issued upon conversion of
    convertible debentures               1,654            17          1,593                                        1,610
Shares issued upon exercise of
    employee stock options                 208             2            475                                          477
Shares issued through employee
    stock purchase plan                     25                          106                                          106
Shares issued for the purchase
    of assets                               10                           56                                           56
Tax reduction from exercise of
    employee stock options                                              285                                          285
Translation adjustment                                                                                (59)           (59)
Net income                                                                            2,348                        2,348
                                         -----        ------       --------         -------        ------        -------

BALANCE, DECEMBER 31, 1993               7,430            74         15,329           4,413          (128)        19,688
Shares issued upon exercise of
    stock options and warrants             126             1            215                                          216
Shares issued through employee
    stock purchase plan                     35             1            153                                          154
Tax reduction from exercise of
    employee stock options                                               22                                           22
Translation adjustment                                                                               (104)          (104)
Net income                                                                            1,635                        1,635
                                         -----        ------       --------         -------        ------        -------

BALANCE, DECEMBER 31, 1994               7,591        $   76       $ 15,719         $ 6,048        $ (232)       $21,611
                                         =====        ======       ========         =======        ======        =======


The accompanying notes are an integral part of the Consolidated Financial Statements.

CONFERTECH INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

                                                                           1994            1993              1992
                                                                           ----            ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                              $  1,635        $  2,348          $  1,565
Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                          3,676           2,438             1,568
    Deferred income tax provision                                             93             106               124
    Net changes in assets and liabilities:
      Trade accounts receivable                                             (829)           (901)           (3,591)
      Long-term contract receivable                                          286            (532)             (498)
      Inventories                                                            136          (1,486)              (72)
      Prepaids and other assets                                               11             (57)               (3)
      Accounts payable                                                       185             684               750
      Accrued liabilities                                                    373           1,379               354
      Deferred income                                                        236             (76)               55
                                                                        --------        --------          --------
Net cash provided by operating activites                                   5,802           3,903               252
                                                                        --------        --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property                                                      (5,236)         (7,481)           (3,250)
Proceeds from sale of property                                               201              31               173
                                                                        --------        --------          --------
Net cash used in investing activities                                     (5,035)         (7,450)           (3,077)
                                                                        --------        --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on obligations under capital lease                                 (111)           (125)             (152)
Proceeds from issuance of common stock                                       370             583               220
                                                                        --------        --------          --------
Net cash provided by financing activities                                    259             458                68
                                                                        --------        --------          --------

EFFECT OF EXCHANGE RATE TRANSLATION ON
CASH AND CASH EQUIVALENTS                                                   (104)            (59)              (72)
                                                                        --------        --------          --------

INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                                             922          (3,148)           (2,829)

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD                                                        2,125           5,273             8,102
                                                                        --------        --------          --------

CASH AND CASH EQUIVALENTS,
END OF PERIOD                                                           $  3,047        $  2,125          $  5,273
                                                                        ========        ========          ========


The accompanying notes are an integral part of the Consolidated Financial Statements.

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS - The Company is engaged in the design, development, manufacturing and marketing of advanced teleconferencing bridge equipment and services.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions are eliminated in consolidation.

CASH AND CASH EQUIVALENTS - The Company considers highly liquid investments and investments with original maturities of three months or less to be cash equivalents.

LONG-TERM CONTRACT RECEIVABLE - The long-term contract receivable represents costs and estimated earnings in excess of billings on a long-term contract. The unbilled receivables are billable upon completion of contract milestones.

INVENTORIES - Inventories are stated at lower of weighted average cost or market.

PROPERTY - The Company provides for depreciation and amortization on a straight-line basis over the estimated useful life of thirty-one years for the building, five years for equipment, furniture, and fixtures and three years for software.

WARRANTY RESERVE - The Company's products are under warranty for 12 months from the date of installation. A provision for warranty costs is established when the related equipment sales are recognized.

REVENUE RECOGNITION - The Company recognizes conferencing services revenue when services are rendered. Equipment sales are recognized when the product is shipped and title transfers to the customer. Installation and training charges related to equipment sales are deferred until services are performed. Maintenance agreements are deferred and recognized over the life of the agreement. The Company recognizes revenue on a long-term contract under the percentage-of-completion method of accounting. Revenue recognized is measured by the percentage of costs incurred to date to estimated total costs for the contract.

EARNINGS PER SHARE - Primary earnings per share are computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalents include stock options and stock purchase warrants.

Fully diluted earnings per share for 1992 are computed using the weighted average number of common and common stock equivalent shares outstanding during the period, as if the convertible debentures were converted into common stock at the beginning of the period, and give retroactive effect to the elimination of interest expense, net of income tax effect, applicable to the convertible debentures.

INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes. The standard generally requires that deferred income taxes be provided using the liability method at currently enacted tax rates.

FOREIGN CURRENCY TRANSLATION - Foreign assets and liabilities in the consolidated balance sheets are translated at the current rate of exchange at the balance sheet date. Revenue and costs and expenses are translated at the weighted average exchange rate for the year. Unrealized translation adjustments do not affect the results of operations and are reported as a separate component of shareowners' equity.

RECLASSIFICATIONS - Certain items in the 1992 and 1993 consolidated financial statements have been reclassified to conform with the 1994 presentation.

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

INVENTORIES
Inventories at December 31 consist of the following:

                                               1994                    1993
                                               ----                    ----
Raw materials                                $  1,660                $ 1,169
Work in process                                   558                    508
Finished goods                                    519                    876
Field service spares                              257                    577
                                             --------                -------

Total inventories                            $  2,994                $ 3,130
                                             ========                =======

PROPERTY
Property at December 31 consists of the following:

                                               1994                    1993
                                               ----                    ----
Land                                         $     40                $    40
Building                                        2,369                  2,370
Equipment                                      12,113                  9,160
Furniture and fixtures                          2,325                  2,188
Software                                        4,485                  3,194
                                             --------                -------

Total property - at cost                     $ 21,332                $16,952
                                             ========                =======

BANK LINES OF CREDIT
The Company has working capital lines of credit of $3,143 bearing interest primarily at prime plus 1/2 percent (9.0% as of December 31, 1994). As of December 31, 1994 the Company was eligible to draw the entire amount. The terms of the lines of credit require the Company, among other requirements, to obtain the bank's prior written consent before paying cash dividends on common stock. The Company did not have any outstanding balances under its bank lines of credit as of December 31, 1994 and 1993.

CONVERTIBLE DEBENTURES
Convertible debentures totaling $2,000 were issued in 1989 at an interest rate of 9% per annum. The debentures were payable in twenty quarterly installments commencing December 1992 and were subordinated to the bank lines of credit. Debentures of $169 and $178 were converted into common stock in 1992 and 1991, respectively, and the remaining debentures were converted in January 1993. The debentures were converted into one share of common stock for each $1 of debenture principal.

SHAREOWNERS' EQUITY
EMPLOYEE STOCK PURCHASE PLAN - The Company adopted a stock purchase plan in 1991 and reserved 200 shares for issuance under the terms of the plan. In 1994, the Company increased the shares reserved under the stock purchase plan to 300. The Company grants to each participant an option to purchase the number of full shares his or her accumulated payroll deductions will pay for based on the purchase price. The purchase price is 85% of the lesser of the fair market value of the common stock on the first business day or the last business day of the purchase period. Each employee having at least six months of employment service prior to the beginning of a semi-annual offering is eligible to participate. Outstanding options to purchase common stock as of December 31, 1994 will be converted into 18 shares of common stock in 1995 at a purchase price of $3.83 per share.

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

STOCK OPTION PLANS - The Company adopted stock option plans for employees and directors. The Company has reserved 1,800 shares of its common stock for issuance under the plans. The plans provide that options must be granted within 10 years after the effective date of the plan and must not have more than a 10-year term. The exercise price of options granted must be at least equal to the fair market value of the related common stock on the date of the grant. Under the terms of the option plans, the Board of Directors has the authority to grant options utilizing different vesting provisions, but generally options granted to employees vest 25% each year following one year of service, and options granted to non-employee directors vest 50% upon grant and 50% after one year. Changes in options outstanding under the plans are as follows:

                                                                                                    Exercise
                                                 Number of Options Outstanding                        Price
                                      -------------------------------------------------               -----
                                      Nonstatutory        Statutory               Total
                                      ------------        ---------               -----
December 31, 1991                          83                 915                   998            $1.50-5.75
   Granted                                 45                  99                   144             4.50-5.38
   Expired                                                    (27)                  (27)            1.63-5.38
   Exercised                                                  (20)                  (20)            1.63-3.13
                                         ----               -----                 -----             ---------

December 31, 1992                         128                 967                 1,095             1.50-5.75
   Granted                                 47                 399                   446             4.75-7.25
   Expired                                                   (126)                 (126)            1.63-6.25
   Exercised                             (25)                (175)                 (200)            1.50-5.38
                                         ----               -----                 -----             ---------

December 31, 1993                         150               1,065                 1,215             1.50-7.25
   Granted                                 55                 215                   270             3.75-8.25
   Expired                                                    (59)                  (59)            5.38-8.25
   Exercised                                                  (15)                  (15)            1.63-4.50
                                         ----               -----                 -----            ----------

December 31, 1994                         205               1,206                 1,411            $1.50-8.25
                                         ====               =====                 =====            ==========

Options vested
   December 31, 1994                      148                 876                 1,024            $1.50-8.25
                                         ====               =====                 =====            ==========

NONQUALIFIED STOCK OPTIONS - Prior to 1990, the Company had issued nonqualified stock options to its outside directors. Changes in nonqualified options outstanding are as follows:

                                                   Number of
                                                    Options            Exercise
                                                  Outstanding           Price
                                                  -----------           -----
December 31, 1991                                     67             $ 1.75-6.00
   Expired                                           (15)              4.14-4.65
                                                     ---             -----------

December 31, 1992                                     52               1.75-6.00
   Expired                                           (25)                   6.00
   Exercised                                          (8)                   1.75
                                                     ---             -----------

December 31, 1993                                     19                    1.75
   Exercised                                         (19)                   1.75
                                                     ---             -----------

December 31, 1994                                     -              $       -
                                                     ===             ===========

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

STOCK PURCHASE WARRANTS - The Company has granted warrants in connection with a public offering, debt agreements and refinancings and for various other purposes. Each warrant outstanding entitles the holder to purchase one share of common stock. All outstanding warrants expire on December 31, 1994.
Changes in warrants outstanding are as follows:

                                                  Number of
                                                   Warrants            Exercise
                                                 Outstanding            Price
                                                 -----------            -----
December 31, 1991                                     92             $ 1.50-1.80
                                                     ---             -----------

December 31, 1992                                     92               1.50-1.80
                                                     ---             -----------

December 31, 1993                                     92               1.50-1.80
    Exercised                                        (92)              1.50-1.80
                                                     ---             -----------

December 31, 1994                                     -              $       -
                                                     ===             ===========

INCOME TAXES

The domestic and foreign components of income before income taxes for the years ended December 31 are as follows:

                                                1994                    1993                   1992
                                                ----                    ----                   ----
Domestic                                      $ 1,793                $ 2,953                $  2,036
Foreign                                         1,095                    879                     572
                                              -------                -------                --------

Total                                         $ 2,888                $ 3,832                $  2,608
                                              =======                =======                ========

The provision for income taxes for the years ended December 31 consists of the following:

                                                1994                    1993                   1992
                                                ----                    ----                   ----
Current                                       $ 1,160                $ 1,378                $    919
Deferred                                           93                    106                     124
                                              -------                -------                --------

Total                                         $ 1,253                $ 1,484                $  1,043
                                              =======                =======                ========

The Federal, state and foreign components of the provision for income taxes for the years ended December 31 are as follows:

                                                1994                    1993                   1992
                                                ----                    ----                   ----
Federal                                       $   846                $ 1,004                $    687
State                                             149                    215                     153
Foreign                                           258                    265                     203
                                              -------                -------                --------

Total                                         $ 1,253                $ 1,484                $  1,043
                                              =======                =======                ========

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

A reconciliation of the differences between income taxes computed at the Federal statutory rate and the provision for income taxes for the years ended December 31 is as follows:

                                                1994                    1993                   1992
                                                ----                    ----                   ----
Computed income tax at the
    Federal statutory rate                    $   982                $ 1,303                $    887
State income tax, net of
    Federal benefit                                98                    136                      97
Foreign income tax differentials                   64                     63                      69
Alternative minimum income tax                                                                  (125)
Other                                             109                    (18)                    115
                                              -------                -------                --------

Provision for income tax expense              $ 1,253                $ 1,484                $  1,043
                                              =======                =======                ========

The net current and non-current components of deferred income taxes recognized in the consolidated balance sheets at December 31 are as follows:

                                                 1994                    1993
                                                 ----                    ----
Net current deferred tax assets               $   528                $   402
Net non-current deferred tax liabilities          851                    632
                                              -------                -------

Net deferred tax liability                    $   323                $   230
                                              =======                =======

The tax effects of the significant temporary differences which comprise deferred tax assets and liabilities at December 31 are as follows:

                                                1994                   1993
                                                ----                   ----
Deferred tax assets:
Nondeductible accruals for
    employee benefits                         $   216                $   171
Nondeductible accruals for
    inventory valuation                           148                    138
Other nondeductible accruals                      118                    127
Foreign book over tax depreciation                 97                     70
Deferred income                                    75                     65
Other                                               6                      6
                                              -------                -------

Total deferred tax assets                     $   660                $   577
                                              -------                -------

Deferred tax liabilties:
Tax over book depreciation                    $   950                $   754
Other                                              33                     53
                                              -------                -------

Total deferred tax liabilities                    983                    807
                                              -------                -------

Net deferred tax liabilities                  $   323                $   230
                                              =======                =======

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

RESEARCH AND DEVELOPMENT
Research and development costs, other than capitalized software development costs, are charged to operations when incurred. The following schedule sets forth the amounts spent for the years ended December 31 on research and development activities:

                                                1994                   1993                   1992
                                                ----                   ----                   ----
Research and development expense              $ 2,610                $ 1,602                $  1,303
Capitalized software development costs            992                  1,389                     218
                                              -------                -------                --------

Total                                         $ 3,602                $ 2,991                $  1,521
                                              =======                =======                ========

The net book value of capitalized software development costs included in property at December 31, 1994 and 1993 is $1,623 and $1,412, respectively. Amortization expense for the years ended December 31, 1994, 1993 and 1992 was $808, $296 and $180, respectively.

ACCRUED LIABILITIES
Accrued liabilities consist of the following at December 31:

                                                1994                   1993
                                                ----                   ----
Compensation payable                          $ 1,693                $ 1,711
Accrued employee benefits                         271                    230
Income taxes payable                              124                     52
Other taxes payable                               470                    343
Other accrued expenses                            599                    433
                                              -------                -------

Total accrued liabilities                     $ 3,157                $ 2,769
                                              =======                =======

COMMITMENTS AND CONTINGENCIES
LEASE COMMITMENTS - The Company leases office space, vehicles and equipment under operating leases. Rental expense for 1994, 1993 and 1992 was $879, $861 and $697, respectively.

At December 31, 1994 minimum annual operating lease commitments are as follows:

                                             Operating
                                               Leases
                                               ------
1995                                          $   533
1996                                              466
1997                                              383
1998                                              319
1999                                               92
Thereafter                                        116
                                              -------
Total lease payments                          $ 1,909
                                              =======

GUARANTEES - The Company has guaranteed approximately $630 of obligations of third parties in connection with equipment sales. The Company holds title to the related equipment as collateral.

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

EMPLOYEE SAVINGS PLAN - The Company has adopted a 401(k) Employee Profit Savings Plan. The Plan is a defined contribution profit savings plan for all employees of the Company who have attained at least 21 years of age and have completed at least one year of service.

Participants may elect to make contributions up to 12% of their annual compensation, subject to limitations based on provisions of the tax law. The Company matches 50% of individual participant contributions up to 3% of the participant's annual compensation. The Company's contribution vests at a rate of 25% per year. For the years ended December 31, 1994, 1993, and 1992, the Company incurred costs of $201, $142, and $112, respectively, under the plan.

SIGNIFICANT CUSTOMERS
The Company recognized revenues from a significant customer of $4,167 and $3,993 in 1993 and 1992, respectively.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

SUPPLEMENTAL CASH FLOW INFORMATION - The Company paid approximately $999, $1,380 and $876 in income taxes in 1994, 1993, and 1992 and $32, $25 and $202 for interest on debt in 1994, 1993 and 1992, respectively.

NONCASH INVESTING AND FINANCING ACTIVITIES: In 1994 and 1993, employee stock options exercised reduced current income taxes payable by $22 and $285, respectively, and were recorded as an increase in additional paid in capital.

In January 1993, convertible debentures outstanding of $1,654, less unamortized offering costs of $44, were converted into one share of common stock for each $1 of debenture principal. Debentures of $169 were converted into common stock in 1992.

In 1993, the Company issued 10 shares of common stock valued at $56 in connection with the purchase of assets.

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

FOREIGN OPERATIONS
The Company acquired ConferTech Canada, Inc., a Canadian conferencing service, in 1988 and organized a wholly owned United Kingdom subsidiary, ConferTech
(UK), Ltd., in 1993. The Canadian subsidiary purchases bridges from the parent company and resells the bridges in addition to selling other products and conferencing services within Canada. The Company sells bridges to its Canadian subsidiary at prices similar to that available for a distributor. Operations related to the ConferTech (UK), Ltd. subsidiary were nominal in 1994 and 1993. In 1994, the Company disposed of the ConferTech (UK), Ltd. subsidiary. The Company's domestic and foreign operations for the years ended December 31 are summarized as follows:

                                                 1994                    1993                     1992
                                                 ----                    ----                     ----
Revenue from unaffiliated
  customers:
Domestic                                      $ 36,586               $  29,352                 $ 21,265
Foreign                                          7,396                   6,423                    3,994
                                              --------               ---------                 --------

Total                                         $ 43,982               $  35,775                 $ 25,259
                                              ========               =========                 ========

Revenue from intercompany sales:
  (eliminated in consolidation)
Domestic                                      $    810               $   1,257                 $    298
Foreign                                             21                      15                       37
                                              --------               ---------                 --------

Total                                         $    831               $   1,272                 $    335
                                              ========               =========                 ========

Net income:
Domestic                                      $    798               $   1,734                 $  1,196
Foreign                                            837                     614                      369
                                              --------               ---------                 --------

Total                                         $  1,635               $   2,348                 $  1,565
                                              ========               =========                 ========

Identifiable assets:
Domestic                                      $ 25,742               $  23,312                 $ 18,681
Foreign                                          3,365                   2,857                    2,234
                                              --------               ---------                 --------

Total                                         $ 29,107               $  26,169                 $ 20,915
                                              ========               =========                 ========

CONFERTECH INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

QUARTERLY FINANCIAL DATA (UNAUDITED)
Summarized quarterly financial data for the years ended December 31 are as follows:


                                                                                   Earnings Per
                                                                                  Common and Common
                                              Total                              Equivalent Share
1994:                        Total          Costs and            Net          ----------------------
                             Revenue         Expenses           Income        Primary  Fully Diluted
                             -------         --------           ------        ----------------------
First quarter               $ 10,476         $  9,666          $   527          $ .07
Second quarter                10,067           10,021               41            .01
Third quarter                 11,151           10,146              599            .08
Fourth quarter                12,288           11,444              468            .05


                                                                                   Earnings Per
                                                                                Common and Common
                                              Total                              Equivalent Share
1993:                        Total          Costs and            Net          ----------------------
                             Revenue         Expenses           Income        Primary  Fully Diluted
                             -------         --------           ------        ----------------------
First quarter               $  8,285         $  7,501          $   526          $ .07
Second quarter                 8,646            7,675              621            .08
Third quarter                  9,434            8,284              710            .09
Fourth quarter                 9,410            8,682              491            .06

                                                                                   Earnings Per
                                                                                Common and Common
                                              Total                              Equivalent Share
1992:                        Total          Costs and            Net          ----------------------
                             Revenue         Expenses           Income        Primary  Fully Diluted
                             -------         --------           ------        ----------------------
First quarter               $  5,627         $  5,131          $   330          $ .05     $  .05
Second quarter                 5,925            5,302              412            .07        .06
Third quarter                  5,692            5,225              330            .05        .05
Fourth quarter                 8,015            7,225              493            .09        .07


SUBSEQUENT EVENT
On January 18, 1995 the Company entered into a merger agreement with Delaware Acquisition Corporation, a wholly owned subsidiary of ALC Communications Corporation. Delaware Acquisition Corporation offered to purchase all outstanding shares of common stock of the Company at a price of $8.00 per share. The offer to purchase is being made subject to an Agreement and Plan of Merger dated January 18, 1995. The offer is conditioned upon, among other things, there having been validly tendered two-thirds of the shares outstanding on a fully diluted basis.

                                 EXHIBIT INDEX



Exhibit No.      Description
- -----------      -----------
        99       Press release announcing the completion of the
                 Company's tender offer for ConferTech International, Inc.
